                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                              MANLY CHEVROLET, INC.

                                                       Landlord,

                                     - and -

                              COUNTY TOYOTA, INC.,

                                                       Tenant.

                         ------------------------------

                             DATED: October 1, 1992

                         ------------------------------

                 COLE, SCHOTZ, BERNSTEIN, MEISEL & FORMAN, P.A.
                           A PROFESSIONAL CORPORATION
                                COURT PLAZA NORTH
                                 25 MAIN STREET
                                  P.O. BOX 800
                        HACKENSACK, NEW JERSEY 07602-0800
                                 (201) 489-3000

                               AGREEMENT OF LEASE

         Between MANLY CHEVROLET, INC. (hereinafter called "Landlord"), and COUNTY TOYOTA, INC., a New York corporation (hereinafter called "Tenant").

                                    PREAMBLE

BASIC LEASE PROVISIONS AND DEFINITIONS.

         In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this lease should have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

         (1)      Date of Lease: October 1, 1992

         (2) Exhibits: The following Exhibits attached to this lease are incorporated herein and made a part hereof:

                  Exhibit "A": Legal Description of the Property
                  Exhibit "B": Site Plan

         (3)      Building: 115 Route 59, Central Nyack, New York

         (4) Premises: The Land together with the Building, except as leased to Autocraft Body and Collision, Inc. and shown on Exhibit "B".

         (5)      Land: The parcel of land described on Exhibit "A"

         (6)      Term: ten (10) years

         (7)      Commencement Date: October 1, 1992

         (8) Fixed Rent: Two million Five Hundred Eighty Thousand ($2,580,000.00) Dollars, payable as follows:

                  Lease Year         Annual Rent                Monthly Rent
                  ----------         -----------                ------------

                          1          $204,000                   $17,000.00
                          2           224,000                    18,666.67
                          3           224,000                    18,666.67
                          4           224,000                    18,666.67
                          5           264,000                    22,000.00
                          6           264,000                    22,000.00
                          7           264,000                    22,000.00
                          8           304,000                    25,333.33
                          9           304,000                    25,333.33
                         10           304,000                    25,333.33


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         (9)      Termination Date: Midnight on the last day of the month in which the tenth (10th) anniversary of the Commencement Date shall fall.

         (10) Permitted Uses: Auto dealership and ancillary uses, provided that in the exercise of said use, the Premises will not be in violation of the provisions of any "Environmental Acts", as hereinafter defined.

         (11)     Tenant's address: 115 Route 59, Central Nyack, New York

         (12)     Landlord's address: 215 Bush Avenue, Mahwah, New Jersey

         (13)     Broker: None

         (14)     Overlandlord: Estate of Mannie Rosen

         (15) Security: A Letter of Credit in accordance with the provisions of Paragraph 39 hereof to secure the lease obligations and Promissory Note of Tenant to Landlord in the principal face amount of Two Hundred Thousand ($200,000.00) Dollars, which Letter of Credit shall be in the following sums:

                                                      Amount of
                                Lease Year        Letter of Credit
                                ----------        ----------------

                                     1-4              $250,000
                                     5-7               200,000
                                     8-10              125,000


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                              W I T N E S S E T H :

         1. Premises. The Landlord hereby leases the Premises to Tenant and Tenant hereby takes the Premises from Landlord, subject however, to all of the terms, covenants, provisions and conditions herein set forth and to all present and future encumbrances, conditions, rights, easements, restrictions, rights-of-way, covenants, other matters of record and zoning and building laws, ordinances, regulations and codes affecting or governing the Building and/or Land or which hereafter may affect or govern the Building and/or Land, and such matters as -may be disclosed by inspection or survey.

         TO HAVE AND TO HOLD the Premises for the Term and at the rents herein set forth.

         2. Term.

              (a) The Term shall commence on the Commencement Date and shall terminate on the Termination Date, unless sooner terminated or extended as herein expressly provided.

              (b) For purposes of this lease, a "Lease Year" shall be deemed to be each consecutive period of twelve (12) full calendar months during the Term, except that the first Lease Year also shall include the fractional portion of the month, if any, immediately following the Commencement Date, and the last Lease Year shall run only from the day following the termination of the previous Lease Year to the Termination Date of the lease.

         3. Possession.

              (a) Tenant, by entering into possession of the Premises, shall be conclusively deemed to have agreed that Landlord up to the time of such possession has performed all of its obligations hereunder, and that the Premises are in satisfactory condition as of the date of such possession.

              (b) Tenant, at its sole cost and expense, shall be required to procure any and all approvals from any governmental authorities having jurisdiction thereover, relating to or arising out of, the business of Tenant or its use or occupancy of the Premises, which approvals shall include but shall not be limited to, applicable use permits, Certificates of Continued Occupancy, any other permits and environmental protection approvals. Tenant agrees to make prompt application and to proceed diligently and in good faith to procure all necessary approvals (collectively, "approvals"), including all work in connection therewith, to furnish Landlord with true copies of all writing submitted or received in connection therewith and forthwith to notify Landlord in writing of all determinations regarding such approvals. If the applicable governmental authority shall require work to be performed to the Premises in order to issue a Certificate of Continued Occupancy, then Tenant forthwith shall notify Landlord and set forth in reasonable detail, the estimated cost of such work. Tenant shall bear the cost of such work up to a maximum amount of Five Thousand ($5,000.00) Dollars and Landlord shall bear the cost of such work over Five Thousand ($5,000.00) up to a maximum amount of Ten Thousand ($10,000.00) Dollars. If the cost of such work shall be reasonably estimated to exceed Ten Thousand ($10,00.00) Dollars, then the parties, within ten (10) days following Landlord's receipt of the said notice, shall agree on who shall bear the cost of such work. If the parties fail to agree, either party thereafter may terminate this Lease upon ten (10) days written notice to the other, provided that the other party may cancel the termination by agreeing to pay all additional costs.

              (c) Following the Commencement Date, Tenant shall not have the right to cancel this lease, seek a diminution of Rental, sue for damages, or assert any other contractual, legal or equitable remedy based either on a claim that Landlord failed to deliver possession in accordance with the terms of this lease or based on a claim that the size, location, layout, dimensions or construction of the Premises or the Building or any part thereof, were not completed or furnished in accordance with the terms hereof. Notwithstanding the foregoing, if during the Term hereof, Landlord is in default of any of its obligations hereunder, Tenant shall have such rights at law or equity to which it may be entitled, except that Tenant hereby waives any right to cancel or terminate this lease. As of the Commencement Date, Tenant shall be deemed to have certified to Landlord and to the holder of any mortgage to which this lease, is or at any time during the Term hereof shall be, subject and subordinate, that except as otherwise herein specifically provided, the Premises have been delivered to it in accordance with the terms of this lease and that possession thereof has been fully and completely accepted by Tenant and that the Term and the date for the payment of Rental hereunder shall have commenced, and that there is not then any offset against any Rental to be paid hereunder nor any violation of any of the terms of this lease on the part of Landlord. The foregoing provisions shall be self-operative and no further instrument or other writing shall be required unless Landlord and/or any mortgagee shall deem the same appropriate, in which event Tenant promptly shall execute any instrument or other writing containing the foregoing and such other similar provisions in regard to the condition of the Premises, the Rental and the Term, as shall be requested by the Landlord and/or said mortgagee(s), and Tenant hereby irrevocably constitutes and appoints Landlord as its attorney-in-fact having a power coupled with an interest to execute any such instrument or other writing for and on behalf of Tenant following at least ten (10) days' prior notice to Tenant or ten (10) days after Tenant's failure or refusal to execute the documents referred to above.

         4. Intentionally Omitted.


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         5. Rental.

              (a) Tenant covenants and agrees to pay to Landlord the Fixed Rent in equal monthly installments on or before the first day of each calendar month during the Term. If the Commencement Date shall be other than the first day of a month, Fixed Rent shall be paid on the Commencement Date on a pro-rata basis for the fractional part of the month between the date same is due and the last day of said month (based on a thirty (30) day month).

                   (i) All other charges payable pursuant to this lease hereinafter are called "Additional Rental". All payments of Additional Rental, unless otherwise provided herein, shall be due and payable to Landlord in the same manner as is set forth in Paragraph 5(a) on the first day of the calendar month or ten (10) days following demand therefor, whichever shall later occur.

                   (ii) If the Commencement Date shall be other than the first day of a month, then Tenant shall pay on the Commencement Date, any Additional Rental for the fractional portion of the month on a per them basis until the first day of the next succeeding month.

         Fixed Rent and Additional Rental herein are referred to collectively as "Rental".

              (b) If any payment of Rental due hereunder shall be overdue, a "late charge" may be charged at the rate of five (5%) percent per month on any Rental which is overdue, computed from the due date until payment thereof. This charge shall be in addition to and not in lieu of any other remedy Landlord may have under the circumstances and is in addition to any charge by Landlord to Tenant for reasonable fees and charges of any agents or attorneys Landlord may employ as a result of any default in the payment of Rental hereunder whether authorized herein or by law. Any such "late charges", if not previously paid, at the option of the Landlord, shall be added to and shall become cart of the succeeding Rental payment to be made hereunder and shall be deemed to constitute Additional Rental.

              (c) It is the intention of the parties hereto that t-e Fixed Rent payable hereunder shall be absolutely net to Landlord, so that this lease shall yield to Landlord the net annual Fixed Rent specified herein during the Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises shall be paid by Tenant, except as otherwise specifically provided for herein.

         6. Use. The Premises are to be used by Tenant solely for the Permitted Use, and with the consent of Landlord, for any other uses lawfully permitted thereon without the obtaining of any variance in connection therewith. In all events, the Premises shall be used in accordance with all rules, regulations, laws, ordinances and requirements of all governmental


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authorities, the Fire Insurance Rating or Service Organizations and any similar bodies having jurisdiction thereof and for no other purposes. Landlord represents that the Premises can be used for the Permitted Uses.

         7. Insurance.

              (a) Tenant shall provide, on or before the Commencement Date, and shall keep in force at all times during the Term, at its sole cost and expense, a comprehensive public liability insurance policy insuring against any claim or liability for personal injury to or death of any person(s), and/or damage to property occurring in, on or about the Premises, or any appurtenances thereto. Such policy shall provide for combined single limits of liability thereunder of not less than Five Million ($5,000,000.00) Dollars in respect to personal injury or death to any one or to any number of persons or in respect to property damage, on a per occurrence basis. Tenant shall increase said limit from time to time upon the reasonable request of Landlord.

              (b) Tenant shall to obtain and keep in full force and effect at all times during the Term at its sole cost and expense: (i) fire, extended coverage and all risk insurance, on a full replacement basis, without co-insurance; (ii) policies of insurance insuring all improvements, alterations, additions, fixtures and contents installed or owned by Tenant in, on or at the Premises, against fire, vandalism, riot, malicious mischief, sprinkler leakage or other casualty with extended coverage, in amounts equal to the full replacement value, without co-insurance, of such improvements, alterations, additions, fixtures and contents; (iii) policies of rental insurance insuring at a minimum the Fixed Rent and Additional Rental due and payable hereunder for a minimum of twelve (12) months; and (iv) such other insurance as Landlord reasonably may request, from time to time.

              (c) Tenant agrees that its insurance policies to be obtained hereunder shall provide that the insurance carriers shall waive all rights of subrogation against Landlord and Overlandlord and that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. Landlord agrees that any insurance policies relating to the Premises which it may obtain shall provide for a waiver of subrogation against Tenant. Tenant hereby waives and releases any and all right of recovery which it might otherwise have against Landlord, Overlandlord, their agents and employees, and all liability or responsibility of Landlord, Overlandlord, their agents and employees, for all injury and for loss or damage to its business, contents, furniture, furnishings, fixtures and other property of Tenant, to the extent that the same are insurable under any insurance policy, notwithstanding that such


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injury, loss or damage may result from the negligence or fault of Landlord,
Overlandlord or any of their agents or employees.

              (d) Tenant agrees to deliver to Landlord, at or prior to the Commencement Date, and thereafter at least thirty (30) days prior to the expiration of any such policy, either a duplicate original or a certificate of insurance and true copies of all policies procured by Tenant in compliance with its obligations hereunder, together with evidence of payment therefor. All of said policies of insurance shall be for the mutual benefit of and shall name Landlord, Overlandlord and their designees (without any obligation to pay premium) as well as Tenant as insureds as their interests may appear, and shall be in form, amounts and with insurance companies licensed to do business in the State of New York and satisfactory to Landlord. All such policies shall contain an endorsement stating that such insurance may not be canceled and/or amended except upon not less than thirty (30) days' prior written notice to Landlord and any designee of Landlord.

              (e) Landlord shall have the right, but shall not be required, to obtain any insurance policies relating to the Premises.

         8. Increase of Insurance Rates. Tenant, at its sole cost and expense, agrees to comply promptly with all of the rules and regulations of the Fire Insurance Rating or Service Organizations and any similar bodies having jurisdiction over the Premises. If, at any time, as a result of or in connection with any failure by Tenant to comply with the foregoing provision, or as a result of any act of omission or commission by Tenant, its employees, agents, contractors, invitees, licensees or subtenants, or as a result of or in connection with the use to which the Premises are put, notwithstanding that such use may be for the Permitted Use or that such use may have been consented to by Landlord, any insurance rate applicable to the Building and/or to the contents thereof shall be increased or shall be higher than that which would be applicable for the least hazardous types of occupancy legally permitted therein, then and in any of such events, Tenant shall pay such additional premiums for all insurance policies in force with respect to the Premises. Tenant, at its sole cost and expense, promptly shall make whatever changes are necessary to prevent or remedy such condition and to comply with all requirements of Landlord, Landlord's insurers, the Board of Fire Insurance Underwriters or Service Organization or any similar body and any governmental authority having jurisdiction thereof. For the purposes of this Paragraph, any finding or schedule of the Fire Insurance Rating or Service Organization or any similar organization having jurisdiction shall be deemed to be conclusively binding on the parties hereto.


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

         9. Fire and Other Casualty.

              (a) If at any time during the Term, the Premises shall be damaged in whole or in part or wholly or partially destroyed from fire or other casualty (including any casualty for which insurance coverage was not obtained) of any kind or nature, regardless of whether said damage or destruction resulted from an act of God, the fault of Tenant, Landlord, Overlandlord, or from any other cause whatsoever, Tenant promptly shall replace, repair and rebuild the damaged or destroyed improvements and buildings, at least to the extent of the value of the improvements and buildings, and as nearly practicable to the character of the buildings or improvements, existing immediately prior to such occurrence, herein referred to as "Rebuilding". Such Rebuilding shall be in accordance with all applicable governmental requirements and in accordance with plans and specifications therefor which first shall be submitted to and approved by Landlord, which approval shall not be unreasonably withheld.

              (b) All insurance proceeds paid pursuant to any policy of insurance on account of such destruction or damages, less the cost, if any, incurred in connection with the adjustment of the loss and the collection thereof (herein sometimes referred to as the "insurance proceeds"), shall be applied to the payment of the cost of the Rebuilding, and shall be endorsed to and held by Landlord, in trust, and shall be paid out to or for the account of the Rebuilding from time to time as such work progresses, in accordance with usual lending institution procedures for funding of construction loans, provided Landlord reasonable determines that the insurance proceeds are sufficient to pay all costs and expenses related to the Rebuilding. If said proceeds are insufficient, then such proceeds shall not be paid out unless and until Tenant shall satisfy Landlord that Tenant has sufficient funds to pay such deficit and such portion of the cost of Rebuilding shall have been paid for by Tenant so that the funds held by Landlord pursuant to this Paragraph 9(b) shall be sufficient to pay for the remaining cost of the Rebuilding. if Tenant shall fail to satisfy Landlord that it has sufficient funds to pay such deficit within twenty (20) days following receipt of insurance proceeds, Landlord at any time thereafter, until it shall be so satisfied, shall have the right to retain all insurance proceeds and to terminate this lease on not more than one (1) year's notice to Tenant.

              (c) Upon Landlord's receipt of evidence reasonably satisfactory to it that the Rebuilding has been completed in accordance herewith and paid for in full and that there are no liens on the Premises as a result thereof, Landlord shall pay to Tenant from said insurance proceeds, any remaining unreimbursed costs resulting from the Rebuilding. All excess funds shall be retained by Landlord.

              (d) Under no circumstances shall Landlord be obligated to make any payment, disbursement or contribution towards the cost of the Rebuilding except to the extent of the insurance proceeds actually received by the Landlord in accordance herewith.

              (e) In the last year of the Term, Tenant shall have the option not to Rebuild in the event of a major casualty requiring the expenditure of more than One Hundred Thousand ($100,000.00) Dollars to complete the Rebuilding thereof, in which event, Landlord shall be entitled to all insurance proceeds, and Tenant shall remain liable for Rental payments for the balance of the Term.

         10. Repairs and Maintenance. Tenant acknowledges that as of the Commencement Date, it shall have inspected and examined the Premises and that it has entered into this lease without any representations on the part of Landlord, Overlandlord, their agents or representatives, as to the condition thereof, including, but not limited to, its environmental condition, is leasing and accepting the Premises "as-is" subject only to the provisions hereof, and is not relying upon any representation or statement made by Landlord as to the condition, character, quality or value of the same. Tenant, at its sole cost and expense, shall take good care of the Premises and shall keep, repair, replace and maintain the Premises in good order, condition and repair, and each and every part thereof including, without limitation, the structure, roof, exterior walls, floors, downspouts, gutters, glass, electrical, plumbing, heating, ventilating and air-conditioning systems, elevators, painting and decorating and repairs and replacements to the parking and outside areas and any improvements located thereon including, without limitation, all landscaping). Tenant shall not cause nor permit any dirt, debris or rubbish to be put, placed or maintained an the sidewalks, driveways, parking lots, yards, entrances and curbs and shall remove same at its sole cost and expense. Tenant further agrees to keep the Premises in a clean and sightly condition and well lit during appropriate hours and to keep same free of snow and ice.

         11. Covenants Against Liens.

              (a) Tenant shall not do any act, nor make any contract which may create any lien or other encumbrance upon all or any part of the Premises, nor permit nor suffer same, on account of work performed or materials supplied or furnished for or to Tenant or the Premises. if, because of any act or omission (or alleged act or omission) of Tenant, any mechanic's or other lien or encumbrance shall be filed against all or any part of the Premises, whether or not such lien or encumbrance is valid or enforceable as such, Tenant, at its sole cost and expense, shall cause same to be discharged of record or bonded within ten (10) days after notice to Tenant of the filing thereof; and Tenant shall indemnify and save harmless Landlord and Overlandlord against and from all damages, costs, liabilities, suits, penalties, claims and demands, including reasonable counsel fees,


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resulting from the creation of such lien or encumbrance. if Tenant fails to so comply, Landlord shall have the option, in addition to declaring a default hereunder, of discharging or bonding any such lien or encumbrance, and Tenant agrees to reimburse Landlord and/or Overlandlord for all costs, legal fees and other expenses incurred in connection therewith, together with interest thereon at the lesser of: (i) the annual rate equal to four (4t) percent above the annual prime interest rate extended by Chase Manhattan Bank, N.A. at its New York office as of the date of payment by Landlord; or (ii) the highest rate permitted by law (said rate of interest hereinafter being called the "Lease Interest Rate"), which interest shall commence to run as of the date of payment and which sums, including the said interest, shall be deemed to constitute Additional Rental. All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracted by Tenant for the furnishing of any labor, services, materials, supplies or equipment, at any time from the date hereof until the end of the Term, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same. Tenant, following notice to Landlord, shall have the right to contest by appropriate legal proceedings, at its sole cost and expense, the validity of any mechanic's lien filed against the Premises; provided, however, that: (i) any noncompliance or contest shall not constitute a crime on the part of Landlord and/or Overlandlord or otherwise adversely affect, jeopardize or threaten the interests of Landlord and/or Overlandlord; (ii) Tenant diligently shall prosecute any such contest to a final determination by a court, department or governmental authority having final jurisdiction and shall keep Landlord advised in writing as to all changes in status and determinations in connection with any such proceedings; (iii) Tenant shall indemnify and save harmless Landlord and Overlandlord against and from any and all losses, costs, expenses, claims, penalties, actions, demands, liabilities, judgments or other damages which Landlord and/or Overlandlord may sustain by reason of such contest or as a result of Tenant's failure or delay in compliance, including, without limitation, reasonable attorneys' fees; and (iv) Tenant shall provide such reasonable security as shall be requested by Landlord. In no event shall Tenant defer compliance if such deferment would constitute a violation of any of the provisions of any mortgage. Landlord agrees to cooperate reasonably with Tenant and to execute any documents or pleadings reasonably required for the purpose of any such contest; provided that the same shall be without cost, expense or obligation to Landlord and/or Overlandlord. Landlord shall have the right, but not the obligation, to contest by appropriate legal proceedings, at Landlord's expense, any such law, ordinance, rule, regulation or requirement.

         (b) Nothing in this lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord and/or Overlandlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration, addition or repair of or to the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against the Premises. Landlord shall have the right to post and keep posted on the Premises any notices which Landlord shall deem necessary for the protection of Landlord, Overlandlord and/or the Premises from any such lien.

         12. Alterations.

              (a) Tenant shall not make or cause or permit the making of any repairs, alterations, additions, or improvements in or to the Premises without obtaining Landlord's prior written consent thereto in each instance. Such work shall not be commenced until Tenant shall submit to Landlord plans and specifications relating to any such repairs, alterations, additions or improvements, and all such work shall be performed in accordance with the provisions of this lease. Landlord shall have the right to determine if such work would reduce the value, size or general utility of the Premises or any portion thereof, or whether such work maintains the architectural harmony of the Building. Any approval by Landlord as aforesaid may be upon condition that Tenant furnish to Landlord such evidence of Tenant's financial ability to assure completion thereof and payment therefor, as Landlord reasonably may require, including the furnishing of adequate security. All repairs, alterations, additions or improvements, when installed or attached to the Premises, shall belong to and become the property of Landlord and shall be surrendered with the Premises and as part thereof, upon the expiration or sooner termination of this lease without compensation to Tenant. However, if Landlord shall elect, Tenant, at its sole cost and expense, shall remove any alterations, additions and improvements prior to the expiration or other termination of this lease and repair all damage caused by such removal and restore the Premises to the condition they were in prior to the installation of any such alteration, addition or improvement. Nothing herein contained shall be construed to restrict Tenant's right to make any alterations, additions or improvements in Tenant's own movable trade fixtures. The provisions of this Paragraph are subject to the terms and conditions of any mortgage, including the necessity of obtaining the consent of such mortgagee and .he approval of its architect, if required.

              (b) Any work performed by Tenant shall be subject to Landlord's inspection and approval after completion to determine whether it complies with the requirements of this lease. The approval or consent of Landlord shall not relieve Tenant of its obligation that all such repairs, alterations, improvements and/or additions be constructed and performed in a good and workmanlike manner and in accordance with all applicable governmental and fire underwriting requirements, nor constitute a waiver of any rights of Landlord if Tenant fails to perform its obligations. Tenant, at its sole cost and expense, shall procure all necessary governmental approvals, permits or certificates in connection with all work performed by Tenant in, on or at the Premises and shall deliver the original of all such approvals, permits or certificates to Landlord to be retained by Landlord.

              (c) During the course of any and all repairs, alterations, additions or improvements which the Tenant either shall be required to perform or which the Tenant shall elect to perform, Tenant, at its sole cost and expense, at all times, shall obtain and maintain or cause to be obtained and maintained, workmen's compensation insurance and any other insurance which shall then be required by law, together with public liability insurance as set forth in Paragraph 7 hereof, to insure against any additional hazards created in connection with the performance of any of the aforesaid work. Prior to the commencement of any such work, Tenant shall deliver to Landlord copies of all policies of insurance required pursuant to this subparagraph 12(c).

         13. Condemnation.

              (a) If the whole or substantially all of the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this lease shall automatically terminate as of the date that title shall be taken. If a part of the Premises shall be so taken as to render the remainder thereof unusable for the purpose for which the Premises are leased, then Landlord and Tenant each shall have the right to terminate this lease on thirty (30) days' notice to the other, given within ninety (90) days following the date of such taking. If this lease shall terminate or be terminated, the Rental hereunder shall be equitably adjusted as of the date of termination.

              (b) If a part of the Premises shall be so taken and this lease shall not be terminated pursuant to the provisions of subparagraph (a) above, then the Rental shall be equitably apportioned according to the square footage of the Building so taken and this lease, in all other respects, shall remain in full force and effect, and Tenant, at its own cost and expense, shall restore the remaining portion of the Premises to the extent necessary to render it reasonably suitable for the purposes for which the Premises are leased, provided that such work need not exceed the scope of the work necessary to restore the remainder of the Premises to the condition in which they were delivered at the Commencement Date, ordinary wear and tear excepted. Landlord shall hold in trust the portion of net proceeds received on account of such condemnation award directly related to the performance of such work and shall disburse same in accordance with the provisions of Paragraph 9 hereof.


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

              (c) Subject only to the provisions of subparagraph (b), all compensation awarded or paid upon such a total or partial taking of the Premises shall belong to and shall be the property of Landlord and/or overlandlord, and without any sharing by Tenant, whether such compensation results from diminution in value of the leasehold or to the fee interest in the Premises. Tenant, however, shall have the right to seek and prosecute any claim directly against the condemning authority in such condemnation proceedings for moving expenses, inventory and/or movable trade fixtures, furniture and other personal property belonging to Tenant, so long as such claim shall not diminish or otherwise adversely affect the award of Landlord, Overlandlord, any mortgagee.

              (d) Tenant agrees to execute and deliver such instruments as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Premises or any portion thereof. Tenant covenants and agrees to vacate the Premises, remove all of its personal property therefrom and to deliver up peaceable possession thereof to Landlord or to such other party designated by Landlord. Failure by Tenant to comply with any provision hereof shall subject Tenant to such costs, expenses, damages and losses as Landlord may incur, including attorneys' fees, by reason of Tenant's breach hereof.

         14. Access and Right to Exhibit.

              (a) Landlord, Overlandlord and their designees shall have the right to place and maintain all utility equipment of any kind in or on the Premises as may be necessary or desirable to serve the Premises or any portion thereof. Landlord, Overlandlord and their designees shall have the right to enter upon the Premises at all reasonable hours (and in emergencies at all times): (i) to inspect the same; (ii) to make repairs, additions or alterations to the Premises and/or the utility lines serving same or to prevent waste or depreciation thereof; (iii) to exhibit the Premises to any prospective purchaser or mortgagee; (iv) to determine and/or comply with its obligations pursuant to Paragraph 21(b) hereof; or (v) for any other lawful purpose. This Paragraph shall not be deemed to be a covenant by Landlord and/or Overlandlord nor be construed to create an obligation or duty on the part of Landlord and/or Overlandlord to make such installation, maintenance, inspection, repairs, additions or alterations except as otherwise specifically herein provided. Any performance by Landlord and/or Overlandlord hereunder shall not be deemed a constructive eviction or a waiver of Tenant's default in failing to perform same, nor shall Landlord and/or Overlandlord be liable for any inconvenience, disturbance, loss of business, loss of use of the Premises or any other damage suffered by Tenant due to said performance by Landlord and/or Overlandlord, and the obligations of Tenant pursuant to this lease shall not be affected in any manner whatsoever. Landlord agrees to exercise due care to cause the least reasonably possible interference with Tenant's business in the exercise of its rights hereunder but Landlord and/or Overlandlord shall not be required to employ labor on weekends or on an overtime basis to avoid or reduce any such interference.

              (b) For a period commencing nine (9) months prior to the end of the Term, Landlord and its designees shall have reasonable access to the Premises for the purpose of exhibiting the same to prospective tenants and during the last three (3) months of the Term, to post any "To Let" or "To Lease" signs upon the Premises.

         15. Assignment.

              (a) Tenant shall not sublet the Premises or any part thereof, nor assign, mortgage or otherwise encumber or dispose of this lease or any interest therein, nor grant concessions or licenses for the occupancy of the Premises or any part thereof without Landlord's prior consent. Landlord shall not be obligated to consider any request for approval unless the following conditions are satisfied:

                   (i) Tenant shall request Landlord's consent in writing, which writing shall set forth the name and address of the assignee or sublessee, the rental to be paid by said assignee or sublessee, the proposed effective date of such assignment or subletting, together with all other terms and conditions of said assignment or subletting;

                   (ii) At the time of such assignment and/or subletting, this lease must be in full force and effect without any breach or default thereunder on the part of Tenant or without any act or omission which, with the passage of time, would constitute a breach or default hereunder;

                   (iii) The assignee or sublessee shall assume, by written recordable instrument, in form and content reasonably satisfactory to Landlord, the due performance of all of Tenant's covenants, conditions and obligations hereunder, including any accrued obligations at the time of the assignment or subletting;

                   (iv) A copy of the assignment or sublease and the original assumption agreement, in form and content satisfactory to Landlord, fully executed and acknowledged by the assignee and/or sublessee; a certified copy of a properly executed corporate resolution, if applicable, authorizing and accepting such assignment, subletting or assumption agreement; unaudited financial statements of the proposed assignee or sublessee for its three (3) most recently completed fiscal years prior to the request for consent hereunder prepared in accordance with generally accepted accounting principles and evidencing a financial condition that in Landlord's sole opinion is satisfactory; and such other information as Landlord reasonably may request; shall be delivered to Landlord together with the notice required pursuant to subparagraph 15(a)(i) above;

                   (v) Such assignment and/or subletting shall be upon and subject to all of the provisions, terms, covenants and conditions of this lease, and Tenant and any prior assignee or sublessee shall continue to be and remain primarily, jointly and severally liable hereunder for the due performance of all of the provisions, terms, covenants, conditions and obligations hereunder, including, but not limited to, all payment of Rental; and

                   (vi) Tenant and said assignee or subtenant shall comply with all applicable governmental laws, ordinances, rules and regulations in connection with said assignment or subletting, and Tenant, its assignee or subtenant shall bear the sole cost and expense of complying therewith.

              (b) Notwithstanding anything herein contained to the contrary and notwithstanding any prior consent by Landlord, no subtenant or assignee shall assign or sublease further all or any portion of the Premises without Landlord's prior consent in each such instance and without compliance with the provisions of this Paragraph.

              (c) Any and all payments agreed to be made to Tenant by any assignee or sublessee shall accrue to and be paid over to Landlord, it being understood and agreed that said assignee or sublessee shall pay the Rental and all other monies and charges directly to Landlord, but in no event shall Tenant be entitled to a credit for any part of such payment in excess of the Rental to be paid to Landlord hereunder for a corresponding period.

              (d) Intentionally Omitted.

              (e) Notwithstanding the foregoing provisions of this Paragraph, Tenant shall have the right, without the necessity of obtaining Landlord's consent, but subject to all other provisions of this Paragraph 15, to:

                   (i) Sublet all or part of the Premises to any parent or wholly owned subsidiary of Tenant;

                   (ii) Assign this lease to any parent or wholly owned subsidiary of Tenant; or

                   (iii) Assign this lease to a corporation, partnership or other entity which succeeds to all or substantially all of the assets and business of Tenant or into which Tenant is merged, if the net worth of such to ration, following such assignment, equals or exceeds the net worth of Tenant at the date hereof or immediately prior to such assignment, whichever is greater;

provided, however, that Tenant, at all times, shall be and remain primarily, jointly and severally liable under this lease despite any such subletting or assignment and provided further that the income tax consequences to Landlord from the income derived hereunder shall not be adversely affected.

              (f) In addition to the right of the Landlord to declare this lease to be in default, the failure of the Tenant or its assignee or sublessee to comply with any of the provisions and conditions of this Paragraph, at Landlord's option, shall render any purported assignment or subletting null and void and of no force and effect.

              (g) It is acknowledged that the sale, transfer, conveyance or other disposition of fifty (50%) percent or more of the outstanding capital shares of Tenant, and/or any disposition or modification of the voting control of the present shareholders of Tenant, shall constitute an assignment of lease pursuant to the provisions of this Paragraph 15.

         16. Rules and Regulations, Compliance With Laws.

              (a) Tenant, at all times during the Term hereof, and at its sole cost and expense, agrees:

                   (i) to pay promptly and when due, all taxes, licenses, fees, assessments or other charges levied or imposed upon the business of Tenant or upon any fixtures, furnishings or equipment in, on or at the Premises;

                   (ii) not to commit, permit nor allow any waste, defacement, damage or nuisance to the Premises or any portion(s) thereof, nor use, permit nor allow the plumbing facilities to be used for any purpose injurious to same or dispose of any garbage or any other foreign substance therein, nor place a load on any floor in the Premises exceeding the floor load per square foot which such floor was designed to carry, nor install, attach, operate and/or maintain in the Premises any heavy equipment or apparatus without the consent of Landlord, nor install, operate and/or maintain in the Premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its capacity for proper and safe operation as determined by Landlord or which does not have Underwriter's approval;

                   (iii) to keep the Premises in a neat, clean, orderly and sanitary condition, free of all insects, rodents, vermin, pests, animals or pets of every type and kind;

                   (iv) not to use, permit or allow the Premises to be used for any purpose or business which would: cause excessive depreciation or which is illegal, noxious, offensive because of the emission of noise, smoke, dust, vapors or odors or which could damage the Premises or any portion(s) thereof; or be a nuisance or menace to or interfere with, the public; or require any plan and/or bond to be furnished or require any work to be performed to cure and/or correct any condition created by Tenant, pursuant to any applicable governmental law or requirement; or be for a purpose not permitted by this lease;

                   (v) to comply with the requirements of all suppliers of utility services to the Premises and not to suffer or permit any act or omission, the consequence of which could be to cause the interruption, curtailment, limitation or cessation of any utility service to the Premises.

              (b) Tenant, at its sole cost and expense, agrees to comply promptly with all ordinances, orders, rules, regulations and requirements of all federal, state, county and municipal governments and appropriate departments, commissions, boards and offices thereof, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same presently shall be within the contemplation of the parties hereto or shall involve any change of governmental policy or require extraordinary or structural repairs, alterations, equipment or additions or any work of any kind, which may be applicable to the Premises, or the purposes to which the Premises are put, or the manner of use of the Premises at the commencement of or during the Term. The provisions of Paragraph 12 shall apply to all work to be performed by Tenant pursuant to this Paragraph.

              (c) No abatement, diminution or reduction of the Rental or other charges required to be paid by Tenant pursuant to the terms of this lease shall be claimed by or allowed to, the Tenant for any inconvenience, interruption, cessation or loss of business or otherwise caused directly or indirectly by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of any governmental or lawful authority whatsoever, or as a result of any diminution of the amount of space used by Tenant caused by legally required changes in the construction, equipment, operation or use of the Premises.

              (d) Tenant, following notice to Landlord, shall have the right to contest by appropriate legal proceedings, at its sole cost and expense, the validity of any law, ordinance, order, rule, regulation or requirement of the nature referred to in subparagraph 16(b); provided, however, that: (i) any noncompliance shall not constitute a crime on the part of Landlord and/or Overlandlord or otherwise adversely affect, jeopardize or threaten the interest of Landlord and/or Overlandlord; (ii) Tenant shall prosecute diligently any such contest to a final determination by a court, department or governmental authority having final jurisdiction and shall keep Landlord advised in writing as to all changes in status and determinations in connection with any such proceedings; and (iii) Tenant shall indemnify and save harmless Landlord and Overlandlord against any and all losses, costs, expenses, claims, penalties, actions, demands, liabilities, judgments or other damages which Landlord and/or Overlandlord may sustain by reason of such contest or as a result of Tenant's failure or delay in compliance, including, without limitation, reasonable attorneys, fees. It is agreed however, that Landlord has the right to demand that the Tenant furnish adequate security to ensure its ability to perform its indemnity obligations hereunder, which security if so requested, shall be furnished to Landlord prior to the Tenant commencing or continuing with such contest, as the case may be. In no event shall Tenant defer compliance if such deferment would constitute a violation of any of the provisions of any mortgage. Landlord agrees to cooperate reasonably with Tenant, and to execute any documents or pleadings reasonably required for the purpose of any such contest, provided that the same shall be without cost, expense or obligation to Landlord. Landlord shall have the right, but not the obligation, to contest by appropriate legal proceedings, at Landlord's expense, any such law, ordinance, rule, regulation or requirement.

              (e) Tenant, at its sole cost and expense, shall fulfill, observe and comply with all of the terms and provisions of and shall cure all violations arising during the Term hereof from all applicable governmental laws, rules, regulations, ordinances and/or requirements relating to air, ground and/or water pollution, the use, storage, discharge, creation or maintenance of Hazardous Substances and Wastes (as defined in any applicable Environmental Act) in, on, under, above or around the Premises, and protection and/or preservation of the environment, as the same may be amended from time to time (all such laws, rules, regulations, ordinances and requirements herein called the "Environmental Acts"), including, without limitation, all rules, regulations, ordinances, opinions, orders and directives issued or promulgated by any Department of Environmental Protection, or any subdivision or bureau thereof or any other governmental or quasi-governmental agency, authority or body having jurisdiction over such matter(s) (herein referred to collectively and individually as applicable, as the "DEP"). Without limiting the foregoing, Tenant agrees that it shall properly and accurately label and segregate all materials stored at the Premises; prepare, deliver and/or file with the applicable governmental authorities, all forms, certificates, notices, documents, plans and other writings, and furnish all such other information as may be required or requested by Landlord, any mortgagee or any applicable governmental authority, in connection with compliance or curing of any applicable requirement during the Term hereof, related to the ownership, leasing or use of the Premises; the termination of this lease; the sale, transfer or mortgaging of the Premises; or the closing, terminating or transferring of operations, as the same are defined in the Environmental Acts.

              (f) Tenant agrees:

                   (i) At its sole cost and expense, to promptly discharge and remove any lien or other encumbrance arising out of Tenant's failure to comply with the provisions of this lease and/or any Environmental Acts, placed against the Premises or any other property owned or controlled in whole or in part by Landlord, Overlandlord or any related entity or party; and

                   (ii) It shall and hereby agrees to indemnify and hold Landlord and/or overlandlord harmless from and against any and all liability, penalties, losses, expenses, damages, costs, claims, causes of action, judgments and/or the like, of whatever nature, including but not limited to, reasonable attorneys' fees and other costs of litigation or preparation therefor, arising out of or in connection with Tenant's failure or inability, for any reason whatsoever, to observe or comply with any Environmental Acts pursuant hereto.

                   (iii) Upon delivery or receipt, as the case may be, to deliver to Landlord, copies of all documents which it shall forward to or receive from any governmental authority with respect to all Environmental Acts.

                   (iv) Whenever any Environmental Act requires the "owner or operator" to do any act, related to any act or conduct occurring during the Term hereof, Tenant shall do such act at its sole cost and expense, it being the intention of the parties hereto that Landlord and Overlandlord shall be free of all expenses and obligations arising from or in connection with compliance with any Environmental Act arising from or relating to any act or conduct occurring during the Term hereof and that Tenant shall fulfill all such obligations and pay all such expenses.

              (g) Tenant agrees that each and every provision of this Paragraph 16 shall survive the expiration or earlier termination of the Term of this lease, regardless of the reason for such termination, it being agreed and acknowledged that Landlord would not have entered into this lease but for the provisions of this Paragraph 16 and the survival thereof.

         17. Utilities. Tenant agrees to pay as and when the same become due and payable, all water rents, rates and charges, all sewer rents and all similar charges assessed or charged to the Premises during the Term, all charges for electricity, gas, heat, steam, hot water and all other utilities supplied to the Premises during the Term, together with the cost of repair, maintenance, replacement and reading of all meters measuring Tenant's use or consumption thereof, whether supplied by Landlord, Overlandlord or by a public or private utility company. If Landlord and/or Overlandlord shall supply any or all of the aforesaid services, the charges therefor shall be deemed Additional Rental and shall be collectible as such on the first day of the month following the demand for payment thereof. If any or all of the aforesaid services shall be supplied by others and are not paid as the same become due and payable, Landlord shall have the right, but not the obligation, to make such payments, in which event, a sum equal to any such payments shall be paid on the first day of the month following the demand for payment thereof, as Additional

Rental, and shall be collectible as such, together with interest thereon at the Lease Interest Rate, and which interest shall commence to run from the date of payment. In no event shall Landlord and/or Overlandlord be responsible or liable for the failure to supply Tenant or for the failure of the Tenant to receive or for fluctuations in the supply of any utility service, nor shall Tenant be entitled to any cessation, abatement, reduction or other offset of Rental in the event of any failure to receive any utility service.

         18. Signs. Tenant, at its sole cost and expense, may provide, install and maintain such signs as Tenant may be requested by Toyota Motor Company, provided: (i) such installation be made in such manner as will not affect any roofing bond and/or other guarantee which then shall be in force and effect and
(ii) all such signs, at all times, shall conform to all applicable rules, regulations, codes and ordinances of any governmental agencies having jurisdiction thereover. All such signs shall be provided, installed, maintained in good condition and repair and removed at the termination of the lease, at Tenant's sole cost and expense. Tenant further agrees that it will not place any advertisements or other type of structure or obstruction on the roof facade or walls of the Premises and that it shall not operate any loudspeaker or other device which can be heard outside of the Premises. If Landlord, Overlandlord and/or their agents deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon the Building or any part thereof, they may be so removed, but shall be replaced at Landlord's expense when the said repairs, alterations or improvements shall have been completed. Nothing contained in this Paragraph shall create any obligation on the part of the Landlord and/or Overlandlord to make any repairs, alterations or improvements.

         19. Taxes.

              (a) Tenant covenants and agrees that it shall pay all real estate taxes, assessments, added assessments and other governmental charges or substitutes therefor (hereinafter collectively called "Taxes") levied, imposed, assessed or fixed on or against the Land and improvements thereon or arising from the use, occupancy or possession thereof, during the Term hereof.

              (b) Tenant shall have the right to contest in good faith any of said Taxes, at its own cost and expense, provided, however, that notwithstanding such contest, Tenant, at all times, shall: when due, pay all of the Taxes then due; comply with all applicable laws, rules and regulations regarding the payment of taxes; not take any action which would adversely affect, threaten or jeopardize the interest of the Landlord and/or Overlandlord in the Land, improvements, or any part thereof; and promptly pay, indemnify and save Landlord and Overlandlord harmless from, all penalties and interest which may be charged or imposed as a result of or during the pendency of, any such contest. In the event of any such contest, Landlord agrees to reasonably cooperate and to execute any necessary documents, provided, however, that the same shall be without any cost or expense to Landlord and/or Overlandlord. Tenant shall notify Landlord of the filing of any tax appeal or contest not later than forty-five
(45) days prior to the deadline for the filing of any such tax appeal or contest for each such tax year during the Term hereof.

              (c) In the event that Tenant shall fail to contest all of such Taxes or shall fail to notify Landlord or its filing of any such appeal or contest, then and in either of such events, Landlord and/or Overlandlord shall have the right, but not the obligation, to contest, at its own cost and expense, any of such Taxes, and Landlord shall be entitled to all of the proceeds of any refund received as a result of such contest, together with the receipt of payments by Tenant of sums equal to all reductions or savings in future Taxes resulting from or arising out of said appeal or contest, which sums shall be paid on an annual basis, within thirty (30) days following demand therefor, or pursuant to the provisions of Paragraph 19(e). Said payments shall be deemed to constitute Additional Rental.

              (d) Tenant shall pay Taxes directly to the applicable taxing authority prior to the date same are due and payable (without penalty or interest being imposed) and shall forward Landlord a copy of the check and receipted tax bill within five (5) days after payment.

              (e) Landlord, at any time and from time to time, may elect to have Tenant pay one-twelfth (1/12) of the Taxes on the first day of each and every month following such election, together with such escrow amounts as Landlord reasonably may request. Tenant shall pay an amount reasonably estimated by Landlord until a different amount is designated by Landlord, which payments are designated as Additional Rental. There shall be appropriate adjustment at the expiration of each Lease Year to the effect that any overpayment by Tenant shall be applied to the next succeeding payment of Taxes and any amount due to Landlord shall be paid to Landlord within ten (10) days after Landlord has requested same.

              (f) For the first and last Lease Years of the Term hereof, the portion of all Taxes, other than such as result from added assessments, shall be prorated, depending on the proportion which each such Lease Year shall bear to the tax year in which it falls. The portion of Taxes resulting from added assessments during the first and last Lease Years of the Term shall be pro rated depending on the proportion which such Lease Year shall bear to the portion of the tax year for which the added assessment is charged.

              (g) If at any time during the Term hereof, a tax or excise on rents or other tax, however described, is levied or assessed by said Municipality, County, State or Country or any political subdivision thereof, against Landlord, Overlandlord or the Rental reserved hereunder, or any part thereof, as a substitute or addition, in whole or in part, for any revenues derived from any tax assessed or imposed by any such political entity on land and buildings, Tenant covenants to pay to Landlord such sum as shall be necessary to pay and discharge such tax or excise on rents or other tax, which sum shall be paid to Landlord in the manner herein set forth for Taxes.

              (h) Except as otherwise provided herein, Tenant shall not be obligated or required hereunder to pay any franchise, excise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, profit or revenue tax upon the income or receipts of Landlord.

              (i) Tenant shall be responsible for and shall pay prior to the time when such payment shall be deemed delinquent, all taxes assessed during the Term against any leasehold interest, or any improvements, alterations, additions, fixtures or personal property of any nature placed in, on or about the Premises by Tenant, whether such tax shall have been levied or assessed against Landlord, Overlandlord or Tenant.

         20. Non-Liability of Landlord.

              (a) Except for their negligent acts or conduct, neither Landlord, Overlandlord, nor any of their agents, representatives, employees, constituent members, successors or assigns shall be liable for any damage or injury which may be sustained by Tenant or by any other person, nor shall Tenant have any right to claim an eviction or constructive eviction as a consequence of: any defect, latent or apparent; any change of conditions in the Premises; the failure, breakage, leakage or obstruction of the street or sub-surface; the water, plumbing, steam, sewer, waste or soil pipes; the roof, walls, drains, leaders, gutters, valleys, downspouts or the like; the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems; the elevators or hoisting equipment; any other structural failure; the elements; any theft or pilferage; any fire, explosion or other casualty; the carelessness, negligence or improper conduct on the part of Tenant, or of Landlord, overlandlord, their agents, employees, guests, licensees, invitees, subtenants, assignees or successors; any interference with, interruption of or failure, beyond the control of Landlord, of any services to be furnished or supplied by Landlord; or any other cause whatsoever. All property kept, maintained or stored in, on or at the Premises shall be so kept, maintained or stored at the sole risk of the Tenant

              (b) Neither Landlord, Overlandlord, nor any of their agents, representatives, employees, constituent members, successors or assigns shall be liable to Tenant or to any person or entity claiming through the Tenant, nor shall Tenant be excused from the performance of any obligation hereunder, due to any breach or violation by Landlord or by any other person or entity of any provision, covenant, term or condition of any other agreement affecting the Premises or any portion thereof.

         21. Indemnity.

              (a) Tenant, at its sole cost and expense, agrees to indemnify and save Landlord, Overlandlord and each of their agents, representatives, employees, constituent members, successors and assigns harmless from and against any and all claims, actions, demands and suits, for, in connection with, or resulting from, any accident, injury or damage whatsoever (including, without limitation, reasonable attorneys' fees) caused to any person or property arising, directly or indirectly, in whole or in part, out of the business conducted in or the use of the Premises, or occurring in, on or about the Premises or any part thereof (including, without limitation, adjacent sidewalks), or arising, directly or indirectly, in whole or in part, from any act or omission of Tenant or any concessionaire or subtenant or their respective licensees, servants, agents, employees or contractors, or arising out of the breach or default by Tenant of any term, provision, covenant or condition herein contained, and from and against any and all losses, costs, expenses, judgments and liabilities incurred in connection with any claim, action, demand, suit or other proceeding brought thereon. Said indemnity shall include defending or resisting any proceeding by attorneys reasonably satisfactory to Landlord. It is agreed that attorneys designated by Tenant's insurance carrier shall be deemed to be satisfactory. The within indemnity shall be insured as a contractual obligation under the policy of liability insurance Tenant is required to carry hereunder. Notwithstanding the foregoing, if Tenant's obligations pursuant to this Paragraph 21(a) shall result from the negligent acts or conduct of the indemnitors, then such obligations shall be limited to the extent of the coverage of the insurance policies which it is obligated to maintain pursuant to this lease and if such insurance policies are maintained, Tenant shall not have any additional liability on account of this Paragraph 21(a).

              (b) Landlord, at its sole cost and expense, shall fulfill, observe and comply with all of the terms and provisions of and shall cure all violations relating to the Premises arising prior to the Commencement Date from all applicable Environmental Acts, including, without limitation, all rules, regulations, ordinances, opinions, orders and directives issued or promulgated by any applicable DEP. Without limiting the foregoing, Landlord agrees that it shall prepare, deliver and/or file with the applicable governmental authorities, all forms, certificates, notices, documents, plans and other writings, and furnish all such other information as may be required by any mortgagee or any applicable governmental authority, in connection with compliance or curing of any applicable requirement related to the ownership, leasing or use of the Premises prior to the Commencement Date.

              (c) Landlord agrees:

                   (i) It shall and hereby agrees to indemnify and hold Tenant harmless from and against any and all liability, penalties, losses, expenses, damages, costs, claims, causes of action, judgments and/or the like, of whatever nature, including but not limited to, reasonable attorneys' fees and other costs of litigation or preparation therefor, arising out of or in connection with Landlord's failure or inability, for any reason whatsoever, to observe or comply with any Environmental Acts pursuant hereto.

                   (ii) Upon delivery or receipt, as the case may be, to deliver to Tenant, copies of all documents which it shall forward to or receive from any governmental authority with respect to all Environmental Acts.

                   (iii) Whenever any Environmental Act requires the "owner or operator" to do any act relating to acts or conduct occurring prior to the Commencement Date, Landlord shall do such act at its sole cost and expense, it being the intention of the parties hereto that Tenant shall be free of all expenses and obligations arising from or in connection with compliance with any Environmental Act relating to any act or conduct occurring prior to the Commencement Date and that Landlord shall fulfill all such obligations and pay all such expenses.

              (d) In order to secure the ability of Landlord to indemnify Tenant pursuant to Paragraph 21(c), Landlord agrees that during the Term hereof, it shall not encumber the Premises with any mortgage(s) which shall be prior to any lien of Tenant to enforce its rights pursuant to the indemnity given by Landlord in Paragraph 21(c) hereof which in the aggregate shall be in an amount in excess of an amount equal to two-thirds (2/3) of the appraised value of the Land and all improvements thereon at the time said mortgages) are placed against the Premises. The appraised value shall be determined by an MAI appraiser selected by Landlord or by such appraiser as may be selected by the holder of any such mortgage. In the event this provision shall be breached, Tenant's remedies shall be limited to obtaining a lien against the Property which shall be superior to the liens of any mortgage(s) encumbering the Property to the extent the amount of such mortgages exceed the amounts permitted hereunder. In no event shall such breach permit Tenant to terminate this lease or to create any further liability on Landlord. Tenant shall have the right to record a Memorandum of Lease to reflect the provisions of this Paragraph 21(d) provided that on the Commencement Date it shall deliver to Landlord's attorney, a Discharge of Memorandum of Lease, to be released from escrow and filed of record upon any termination of this lease.

              (e) If Landlord shall fail to indemnify and hold harmless Tenant pursuant to Paragraph 21(c) for a period of thirty (30) days following receipt of demand therefor, then and until Landlord shall do so, and in addition to its other rights, Tenant shall be entitled to a credit against payments of Fixed Rent due hereunder of a sum equal to all monies expended by Tenant on account of reasonable costs and expenses, for which Landlord is to indemnify and save Tenant harmless, provided that in all instances, Tenant shall have furnished Landlord with a prior written statement detailing the monies which it expended and which it alleges are within the indemnification set forth in Paragraph 21(c).

         22. Right to Cure Default. If Tenant shall fail to comply fully with any of its obligations hereunder, then Landlord shall have the right, at its option, to cure such breach, at Tenant's expense, upon fifteen (15) days' prior notice to Tenant, except in cases of emergency (in which event no notice need be given), and if Tenant shall fail to cure said default within such period (provided, however, that if said default cannot be cured within said period, if Tenant shall not have commenced in good faith to cure such default within said fifteen (15) day period and shall not be continuing the curing thereof diligently thereafter), Tenant agrees to reimburse Landlord promptly (as Additional Rental) for all costs and expenses incurred as a result thereof or in connection therewith, together with interest at the Lease Interest Rate, which shall commence as of the date on which Landlord shall have made any such payment. Any action so taken by Landlord pursuant to this lease shall not serve to waive or release Tenant from its performance of any obligation hereunder.

         23.      Remedies Upon Default.

              (a) If Tenant shall: (i) default in payment of the Rental reserved herein or in making any payment herein provided; or (ii) default in the observance of any of the other terms, covenants and conditions of this lease, which default continues for fifteen (15) days following the delivery of notice thereof, as hereinafter required; or (iii) abandon, desert or vacate the Premises; or (iv) assign, sublet or permit the Premises to be occupied by someone other than Tenant, except as herein provided; or (v) make any assignment for the benefit of creditors, file a voluntary petition in bankruptcy, be by any court adjudicated a bankrupt, take the benefit of any insolvency act or be dissolved or liquidated, voluntarily or involuntarily, or if a receiver or trustee of Tenant and/or its property shall be appointed in any proceedings; or
(vi) default in payment or performance of any other obligation pursuant to the Promissory Note given by Tenant to Landlord concurrently herewith; or (vii) record or attempt to record this lease or any memorandum thereof except as otherwise permitted herein; or (viii) suffer or permit any execution, attachment or other similar process to issue against Tenant or a substantial portion of its property or assets, or suffer or permit the Premises to be taken and/or occupied or attempted to be taken and/or occupied by one other than Tenant; or (ix) remove or attempt to remove, or in the judgment of Landlord, manifest an intention to remove, its goods or property from the Premises, other than in the ordinary course of its business; or (x) fail to make any Rental payment within fifteen (15) days following its due date on more than two
(2) occasions during any twelve (12) month period; then, upon the happening of any of the events set forth in this Paragraph, Landlord shall have the right to terminate this lease and the Term hereof upon not less than five (5) days' notice to Tenant, except as otherwise herein provided, or as otherwise required by applicable law, with the same force and effect as though the date so specified was the date hereinabove first set forth as the date of the expiration of the Term (but Tenant shall remain liable to Landlord as herein provided), and at the expiration of the period provided in said notice, the Term hereof and all of the Tenant's right, title and interest hereunder shall cease and terminate, and Landlord without further notice, may reenter the Premises, remove the Tenant and its property therefrom, and have possession and enjoyment of the same, and/or may recover possession thereof as prescribed by law relating to summary proceedings or otherwise, without any liability for damages or prosecution therefrom, it being understood that no demand for the Rental, no reentry for condition broken and no notice to quit or other notice prescribed by law shall be necessary nor shall any notice of non-payment of Rental be required to be given to enable Landlord to recover such possession, to terminate this lease and/or to exercise any other right(s) to which it may be entitled hereunder or pursuant to law, but that all rights to any such demand, reentry, notice or other prerequisites are hereby expressly waived by Tenant.

              (b) In the event of any such default, reentry, expiration and/or dispossess: (i) the Rental shall become due and shall be paid up to the time of such reentry, dispossess and/or expiration, together with such costs and expenses as Landlord may incur in reacquiring possession of the Premises, for legal expenses, attorneys' and brokerage fees, putting or restoring the Premises in or to good order and altering or preparing the same for re-rental, and/or in enforcing its rights hereunder; (ii) the Fixed Rent for the balance of the Term and the Additional Rental for the balance of the Term, as the same can be determined from time to time, shall become due and payable immediately, together with such costs and expenses, including but not limited to, legal expenses and attorneys' fees, as Landlord may incur in enforcing its rights; (iii) Landlord shall have the right, but shall not be obligated, to relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which, at Landlord's option, may be less than or exceed the period which otherwise would have constituted the balance of the Term, for such rental and on such terms as Landlord shall deem reasonable; (iv) if Landlord shall not have exercised or shall be unable to exercise its rights pursuant to subparagraph (b)(ii) above, Tenant, or the legal representatives of Tenant, shall pay Landlord any deficiency between the Rental hereby covenanted to be paid and the net amount, if any, of the rents collected on account of any reletting of the Premises for each month of the period which otherwise would have constituted the balance of the

Term. In computing such sum, there shall be added to the Rental hereby covenanted to be paid, such expenses of Landlord as are referred to in subparagraph (b)(i) of this Paragraph. Any such deficiency shall be paid in monthly installments by Tenant on the first day of each month, in advance, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding or by joining, consolidating or otherwise including in one action, any and all claims for subsequent periods;
(v) notwithstanding any other provisions of this lease, Landlord shall be entitled, at its option, in addition and without prejudice to any other rights and remedies it may have hereunder or at law or in equity, to recover from Tenant as damages, in addition to any Rental unpaid or accrued to the date of such reentry, expiration and/or dispossess, together with all of the additional costs and expenses incurred by Landlord, an amount equal to the difference between the Rental covenanted to be paid hereunder for what otherwise would have been the unexpired portion of the Term had such reentry, expiration and/or dispossess not occurred, and the then fair and reasonable rental value of the Premises for such unexpired portion of the Term, both discounted at the rate of six (6%) percent per annum to present worth. Landlord shall be entitled to recover and receive the full amount of such damages at whatever time after such reentry, expiration and/or dispossess it seeks to recover the same, without limiting or prejudicing the right of Landlord to seek as damages an amount equal to the maximum amount allowed by applicable law at the time when such damages are sought or an amount equal to the maximum amount of damages to which Landlord may be entitled by virtue of the provisions of this lease. In determining the then fair and reasonable rental value of the Premises, the rental realization upon any reletting, if such reletting shall be accomplished within a reasonable time after such reentry, expiration and/or dispossess, shall be deemed prima facie to be such fair and reasonable rental value. Landlord shall be entitled, in addition to the amount of such difference, to also recover such expenses as are referred to in subparagraph (b)(i) of this Paragraph; (vi) Landlord hereby is granted a lien, in addition to any statutory lien or right to distrain which may exist, on all personal property of Tenant in or on the Premises, to secure payment of the Rental and performance of the terms, provisions, covenants and conditions of this lease. Landlord shall have the right, as agent of Tenant or any affiliated or related person or entity, to take possession of any such furniture, fixtures or other personal property found in or about the Premises and sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becoming due under this lease, Tenant hereby waiving the benefit of all laws exempting property from execution, levy and sale on distress or judgment. Tenant agrees to pay all legal expenses, attorneys' and brokerage fees and all other costs and expenses incurred by Landlord in exercising its rights hereunder or in enforcing any of the obligations of Tenant under this lease, which monies are deemed to constitute Additional Rental.

              (c) Landlord may make such alterations, repairs, replacements and/or decorations in or on the Premises as in its sole judgment, it considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to relieve Tenant from its liability hereunder. Landlord, in no event, shall be liable in any way whatsoever for any failure to relet and/or to attempt to relet the Premises and/or any portion thereof, or in the event that the Premises and/or any portion thereof, are relet, for the reasonableness of the rental or for the failure to collect any rental under such reletting.

              (d) In the event of a breach or violation by Tenant of any of the covenants, conditions, terms or provisions of this lease, Landlord shall have the right to obtain an injunction or to invoke any remedy allowed at law or in equity, without limitation, in addition to any and all rights and remedies provided for herein.

              (e) No receipt of Rental by Landlord after the termination in any manner of this lease, or the performance by Tenant of any obligation hereunder after the period stated in any notice given pursuant to this lease, shall reinstate, continue or extend the lease or the Term thereof, affect any such notice or cure any default theretofore arising hereunder. No receipt of Rental or the performance by Tenant of any obligation hereunder after the commencement of suit, or after final judgment for possession of the Premises, shall reinstate, cure, continue or extend the lease or the Term thereof or affect said suit or said judgment.

              (f) The rights and remedies of Landlord specified in this lease, as well as the rights and remedies to which Landlord is entitled by law or in equity, are cumulative and are not intended to be exclusive of or preclude the exercise of any other rights or remedies which may be available to Landlord in the event of a breach by Tenant of any provision of this lease and shall survive the expiration or termination of this lease.

              (g) In no event shall Tenant be entitled to receive all or any portion of any net surplus monies obtained or received by Landlord either in connection with any reletting or as a result of the exercise of any other right or remedy to which Landlord may be entitled.

              (h) Landlord shall have the right to institute proceedings for the recovery of damages, including the payment of Rental, at any time and from time to time, and shall not be required to postpone the institution of any proceeding until the date when the Term would have expired if it had not been so terminated pursuant to the provisions hereof, or pursuant to any provision of law, or had Landlord not re-entered the Premises. Nothing herein contained shall be construed to limit or preclude any recovery by Landlord against Tenant of any damages to which, in addition to the damages particularly set forth herein, Landlord may be entitled by reason of any default hereunder on the part of Tenant, nor limit or prejudice the right of Landlord to prove and obtain as damages by reason of the default of Tenant hereunder, an amount equal to the maximum allowed by any stature or law in effect at the time when such damages are to be proved, whether or not such amount shall be greater than, equal to, or less than any damages or monies to which Landlord is entitled hereunder.

              (i) Notwithstanding the foregoing, if the applicable law of the State of New York provides that the parties to a commercial lease cannot waive the duty of Landlord to mitigate its damages or if Landlord elects to attempt to mitigate its damages, then Landlord only shall be obligated to use commercially reasonable efforts to mitigate damages. Landlord shall be deemed to have used reasonable efforts to mitigate if:

                   (i) It uses leasing practices and seeks such rent, period and other terms and conditions as then are being utilized by Landlord or an affiliate for similar properties in the same geographic area; or

                   (ii) It uses leasing practices and seeks such rent, period and other terms and conditions as then are reasonable or usual for similar properties in the same geographic area.

         Landlord, in no event, shall be required to relinquish or jeopardize any economic benefit or opportunity, including, without limitation, the leasing of other property owned or controlled by Landlord or an affiliate in order to mitigate damages. The rental of any other property owned or controlled by Landlord or an affiliate shall not reduce any damages which Landlord would be entitled to receive from Tenant and any such damages shall include any late fees chargeable pursuant to the terms of this lease.

         If Landlord shall be under a duty to or shall elect to mitigate damages, then only the "net proceeds" of any such reletting received by Landlord shall be credited against Tenant's existing or future outstanding obligations under this lease, in such manner and in such order as Landlord, in its sole discretion, may determine. As used herein, "net proceeds" shall mean the full amount of rent and other similar charges paid to Landlord, reduced by all Landlord's expenses incurred in connection with reletting, operating or maintaining the Premises (including, but not limited to, expenses for work done to the Premises in connection with such reletting, brokerage fees, attorneys' fees and disbursements and any costs or expenses of

Landlord paid or reimbursed by a tenant, whether as Additional Rental or otherwise).

         24. Waiver of Redemption. Upon the expiration or sooner termination of this lease or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, Tenant, for itself and all persons claiming through or under Tenant, including, but not limited to, its creditors, hereby waives and surrenders any right or privileges of redemption provided or permitted by any statute, law or decision now or hereafter in force, to the extent legally authorized, and does hereby waive and surrender up all rights or privileges which it may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this lease after having been dispossessed or ejected therefrom by process of law, or otherwise.

         25. Mortgage Priority.

              (a) This lease shall be and hereby is made subject and subordinate at all times to all ground and underlying leases and to any amendments thereof made from time to time, and to he rights of any ground lessor thereunder, to any and all reciprocal easement agreements and to all mortgages and all advances made thereon which, now or hereafter, may affect the Premises, and to all increases, renewals, modifications, consolidations participations, replacements and extensions thereof, irrespective of the time of recording thereof, without the necessity of any further instrument of subordination. If Landlord or any lease holder, mortgagee or ground lessor desires confirmation of such subordination, Tenant shall promptly execute and deliver any certificate or instrument that may be requested. Tenant hereby constitutes and irrevocably appoints Landlord as its attorney-in-fact having a power coupled with an interest to execute any such certificates for and on its behalf.

              (b) Tenant agrees that in the event the interest of the Landlord becomes vested in the holder of any mortgage or in any ground lessor, or in anyone claiming by, through or under any of them, then such holder or ground lessor shall not be:

                   (i) liable for any act or omission on any prior landlord (including Landlord herein); or

                   (ii) subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord herein); or

                   (iii) bound by any Rental which Tenant may have paid for more than the current month to any landlord (including Landlord herein); or

                   (iv) bound by any alteration or modification of any provision hereof, nor any cancellation or surrender of this lease unless the same shall have been approved in writing by such holder, or unless specific provision therefor is set forth in this lease.

              (c) Tenant agrees that, upon the request of Landlord, Tenant will execute, acknowledge and deliver such document or instrument as may be requested by the holder of any mortgage and/or ground lessor confirming or agreeing that this lease is assigned to such mortgagee and/or ground lessor as collateral security for such mortgage and/or ground lease and agreeing to abide by such assignment, provided that a copy of such assignment has in fact been delivered to Tenant.

              (d) Tenant shall do nothing to cause a default under any ground lease and/or mortgage now or hereafter affecting the Premises.

         26. Surrender of Premises.

              (a) On the expiration date or sooner termination of the Term, Tenant shall deliver to Landlord all keys to the Premises which are in its possession and/or control, shall quit and surrender the Premises to Landlord in broom-clean, good condition and repair, reasonable wear and tear excepted, in compliance with all applicable governmental laws, rules, regulations and other requirements, including but not limited to, all Environmental Acts, together with all alterations, additions and improvements which may have been made in, on or to the Premises, except for movable furniture and equipment, or unattached movable trade fixtures put in at the sole expense of Tenant; provided, however, that Tenant shall ascertain from Landlord, at least thirty (30) days prior to the end of the Term, whether Landlord desires to have the Premises or any part thereof restored to the condition in which it was originally delivered to Tenant, ordinary wear and tear excepted. If Landlord shall desire, then Tenant, prior to the end of the Term, at its sole cost and expense, shall restore the Premises, remove therefrom all of its property together with such alterations, additions and improvements as may be requested by Landlord, and fix and repair any and all damage or defacement to the Premises caused by the installation and/or removal of alterations, additions, improvements, furniture, equipment, trade fixtures or any other property. Any or all of such property, alterations, additions or improvements not so removed, at Landlord's option, shall become the exclusive property of Landlord and/or may be disposed of by Landlord, at Tenant's cost and expense, without further notice or demand. If the Premises is not surrendered as and when aforesaid, Tenant shall indemnify Landlord against any damages, loss or liability resulting therefrom, including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligation under this Paragraph shall survive the expiration or sooner termination of the Term.

              (b) Notwithstanding anything herein contained to the contrary, Tenant shall not have the right to remove any movable furniture or equipment, unattached movable trade fixtures or any other property at any time as Tenant shall be in breach or default hereunder, whether prior to, upon or subsequent to the expiration or termination of this lease.

         27. Unavoidable Delays.

              (a) If, as a result of strikes, lockouts, labor disputes, inability to obtain labor, materials or reasonable substitutes therefor, acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, insurrection, revolution, sabotage, fire or other casualty, acts or failure to act by either party or other conditions beyond the control of Landlord and/or Overlandlord, whether prior to or during the Term, Landlord shall fail punctually to perform any lease obligation, then and in any of such events, such obligation shall be punctually performed as soon as practicable after such condition shall abate. If Landlord, as a result of any such condition, shall be unable to exercise any right or option within any time limit provided in this lease, such time limit shall be deemed extended for a period equal to the duration of such condition. The failure of Landlord to perform any lease obligation for the reasons set forth herein shall not affect, curtail, impair or excuse this lease or the obligations of Tenant hereunder, including but not limited to, the obligation of Tenant to pay Rental.

              (b) No diminution or abatement of Rental, or any other form of compensation, shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the Premises, or arising from the construction of or repairs or improvements to, other buildings, structures, lands or appliances, whether or not the same shall be owned by Landlord and/or Overlandlord. With respect to the various "services", if any, to be furnished by Landlord to Tenant, is agreed that there shall be no diminution or abatement of Rental, or any other form of compensation, for interruption or curtailment of such "service", when such interruption or curtailment shall be due to accident, alterations or repairs necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such "service" or to any other cause. No such interruption or curtailment of any such "service" nor any non-performance by Landlord pursuant to subparagraph (a) of this Paragraph, shall be deemed a constructive eviction, nor shall there be any abatement or diminution of Rental, or any other form of compensation, because of making of repairs, improvements or decorations to the Premises after the Commencement Date, it being understood that the Rental, in any event, shall commence to run at such date so above fixed.

         28. Landlord Consent. Any consent required by Landlord hereunder shall be in writing and, except as otherwise provided herein, shall not be unreasonably withheld. Tenant, in no event, shall be entitled to make any claim, and Tenant hereby waives any claim for money damages, whether by way of setoff, counterclaim, defense or otherwise, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or delayed any consent or approval, notwithstanding Landlord has covenanted herein not to unreasonably withhold its consent. Tenant's sole remedies shall be an action or proceeding to enforce any such provision, or for an injunction or for a declaratory judgment. All expenses reasonably incurred by Landlord in reviewing and acting upon any rest for consent hereunder, including but not limited to, attorneys' and architects' fees, shall be reimbursed by Tenant to Landlord, shall be deemed to constitute Additional Rental and shall be paid over to Landlord on the first day of the month following demand therefor.

         29. Certification.

              (a) Tenant, without charge and at any time, within ten (10) days after written request of Landlord, agrees to certify by a written instrument duly executed, acknowledged and delivered t Landlord or any other person, firm or corporation specified in such request: (i) as to whether this lease has been modified or amended, and if so, the date, substance and manner of such modification or amendment; (ii) as to the validity and force and effect of this lease; (iii) as to the existence of any default thereunder, and if so, the nature, scope and extent thereof; (iv) as to the existence of any offsets, counterclaims or defenses thereto on the part of Tenant, and if so, the nature, scope and extent thereof; (v) as to the commencement and expiration dates of the Term; (vi) as to the dates to which Rental payments have been made; (vii) as to the existence of any Hazardous Wastes or Substances or as to similar environmental matters; (viii) as to any other matters as reasonably may be so requested. Any such certificate may be relied upon by Landlord and any other person, firm or corporation to whom the same may be exhibited or delivered, and Tenant shall be bound by the contents of such certificate. Tenant hereby constitutes and irrevocably appoints Landlord as its attorney-in-fact having a power coupled with an interest to execute any such instrument or other writing for and on its behalf if Tenant shall fail or refuse to execute the instrument within the aforesaid ten (10) day period.

              (b) Tenant further agrees to furnish to Landlord at any time, but not more frequently than once per calendar year, within ten (10) days after request of Landlord, and solely in connection with the sale, lease or mortgaging of the Premises, a copy of its annual unaudited financial statement for its last full fiscal year, prepared by independent Certified Public Accountants, including, but not limited to, a profit and loss statement.

         30. Waiver of Trial by Jury. The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

         31. Quiet Enjoyment.

              (a) Landlord covenants and agrees with Tenant that upon Tenant's paying the Rental and observing and performing all of the terms, provisions, covenants and conditions on its part to be observed and performed, Tenant, peaceably and quietly, may enjoy the Premises during the Term hereof, subject however, to all of the terms, conditions, covenants and provisions of this lease and to any mortgage and/or ground lease to which this lease is subject. In the event of any breach by Landlord of this covenant, provided the same would in law or equity entitle Tenant to cancel, Tenant, by not less than thirty (30) days' notice given to Landlord, may cancel this lease, unless within such thirty (30) day period, Landlord shall have commenced appropriate action to cure such breach and thereafter shall proceed diligently to cure such breach. Upon such cancellation, all rights of either party against the other shall cease and the Term shall expire with the same force and effect as if the date of such cancellation were the date originally fixed herein for the expiration of the Term. Such right of cancellation shall be Tenant's sole remedy hereunder for a breach by Landlord of the covenants herein set forth.

              (b) It is acknowledged that this lease is a sub-lease and that Landlord herein is a tenant of Overlandlord pursuant to a certain Overlease. It is agreed that so long as Tenant is not in default hereunder, it shall have the right to remain in possession of the Premises, to exercise its rights and perform its obligations hereunder, notwithstanding any breach or termination of the Overlease. If the Overlease shall terminate, and if Landlord no longer shall have the interest of Landlord hereunder, this lease shall remain in full force and effect and Overlandlord, its successors and assigns, shall become the Landlord hereunder.

         32. Landlord.

              (a) The term "Landlord" as used in this lease means only the holder of this lease or the mortgagee in possession for the time being of the Premises, so that in the event of any sale of or assignment of this lease, Landlord herein shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder without the necessity of further agreement between the parties and such purchaser or assignee that the purchaser or assignee has assumed and agreed to observe and perform all of the obligations of Landlord hereunder.

              (b) Notwithstanding anything herein contained to the contrary, it is specifically understood and agreed that there shall be no personal liability on the part of Landlord, Overlandlord, their agents, representatives, employees, successors, assigns or any of their constituent members, with respect to any of the terms, provisions, covenants and conditions of this lease or otherwise, and that Tenant shall look solely to the estate, property and equity of Landlord or such successor in interest in the Premises and subject to the prior rights of any mortgagee or lease holder, for the satisfaction of each and every remedy of Tenant in the event of any breach of any of the terms, provisions, covenants and conditions of this lease to be performed by Landlord, or in the event of any other claim which Tenant may allege against Landlord, Overlandlord, their agents, representatives, employees, constituent members, successors or assigns, which exculpation of personal liability shall be absolute and without exception.

         33. Notices. All notices, demands, requests, approvals or consents required under the terms of this lease shall be given in writing by either party or its attorney to the other and except as otherwise set forth herein, shall be complete by personal delivery, by mailing such notices by certified or registered mail, return receipt requested, or by delivery by a postal or private expedited delivery service, to the party at the address set forth hereinabove, or to such other address as either party may designate in writing, which notice of change of address shall be given in the same manner. A copy of any notice given to Landlord shall be forwarded to Cole, Schotz, Bernstein, Meisel & Forman, P.A., Court Plaza North, 25 Main Street, P. O. Box 800, Hackensack, New Jersey 07602-0800, Attention: Stanley Stern, Esq., and a copy of any notice given to Tenant shall be forwarded to Mandelbaum, Salsburg, Gold, Lazris, Discenza & Steinberg, P.A., 155 Prospect Avenue, West Orange, New Jersey 07052,
Attention: Joseph A. Vena, Esq.

         34. Covenants, Effect of Waiver.

              (a) Every term, condition, agreement or provision set forth in this lease shall be deemed also to constitute a covenant.

              (b) The waiver of any term, provision, covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same or any other term, provision, covenant or condition, and the consent or approval by Landlord to or of any act by Tenant, whether or not requiring Landlord's consent or approval, shall not be construed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. The failure of Landlord to insist in any one or more instances upon the strict performance of any term, condition, provision, covenant or agreement or to exercise any option or any right hereunder, shall not be construed as a waiver or relinquishment of the same for the future. The receipt by Landlord of any Rental payment or the acceptance by Landlord of the performance of anything required to be performed by this lease, with knowledge of a breach of any term, condition, provision or covenant of this lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt and/or acceptance by Landlord of a lesser sum than the agreed upon Rental shall operate or be deemed or construed to be other than on account of the earliest Rental then unpaid, nor shall any endorsement or statement on any check or any letter or writing accompanying any check nor the acceptance of any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to its right to recover the balance of any Rental or to pursue any other remedy to which it may be entitled.

         35. Holding Over. Any holding over or continued occupancy by Tenant after the expiration of the Term of this lease shall not operate to extend or renew this lease or to imply or create a new lease. in such event, Landlord shall have the right to immediately terminate Tenant's occupancy or to treat Tenant's occupancy as a month-to-month tenancy, in which event Tenant shall continue to perform all obligations, including the payment of Fixed Rent at a rate equal to the greater of: two hundred (200%) percent of the Fixed Rent as shall be in effect immediately prior to the termination of the Term hereof; or the maximum rental otherwise permitted by applicable law. In no event however, shall Tenant be relieved of any liability to Landlord for damages resulting from such holding over.

         36. References. Wherever herein the singular or plural number is used, the same shall include the other, and the use of masculine, feminine or neuter genders shall include or shall be deemed to mean such other genders as the sense and circumstances dictate. The paragraph headings, index and captions used herein are for reference and convenience only. The words "reenter" and "reentry" as used herein are not restricted to their technical legal meaning.

         37. Entire Agreement. This lease contains the entire agreement between the parties. No oral statement or prior written matter shall have any force or effect nor shall the waiver of any provision of this lease be effective unless in writing, signed by the waiving party. Tenant agrees that it is not relying on any representations or agreements other than those contained in this lease. This lease shall not be modified except by a writing executed by both parties, nor may this lease be canceled by Tenant except with the written consent of Landlord, unless otherwise specifically provided herein. The covenants, provisions, terms, conditions and agreements contained in this lease shall bind Landlord and Tenant and their respective successors and assigns and shall inure to the benefit of Landlord and Tenant, the successors and assigns of Landlord, and the successor and assigns of Tenant who shall have succeeded or shall have obtained an assignment of lease in accordance with the provisions of this lease.

         38. Attornment. At the option of Landlord, Overlandlord, a purchaser of the Premises or the holder of any mortgage or ground lease affecting the Premises, Tenant agrees that neither the cancellation nor the termination of the Overlease or any ground or other underlying lease to which this lease is now or hereafter may become subject or subordinate, nor the sale of the Premises, nor the foreclosure of any mortgage affecting the Premises, nor the institution of any suit, action, summary or other proceeding by Landlord or any mortgagee, by operation of law or otherwise, shall result in the cancellation or termination of this lease or the obligations of Tenant hereunder, and Tenant covenants and agrees in such event and upon request of Landlord, Overlandlord, or any such holder of a mortgage or ground lease (as the case may be) to attorn to Landlord or to the holder of such mortgage or ground or underlying lease or to the purchaser of the Premises whether by foreclosure or otherwise.

         39. Security.

              (a) Tenant, simultaneously herewith, has deposited with Landlord, the Security. If Tenant defaults with respect to any of the terms, covenants, provisions or conditions of this lease, including, but not limited to, the payment of Rental, and/or the payment and performance of its obligations pursuant to the Promissory Note, then in addition to any other remedies to which Landlord may be entitled by virtue of the provisions of this lease, or pursuant to law or equity, Landlord shall have the right to use, apply or retain the whole or any part of the Security to the extent required for the payment of any Rental, any payment pursuant to the Promissory Note or any other sum as to which Tenant is in default or any sum which Landlord may expend or may be required to expend by reason of Tenant's default, including, but not limited to, damages or deficiencies resulting from the reletting of the Premises, whether such damages or deficiencies accrued before or after summary proceedings or other reentry by Landlord.

              (b) If the entire Security or any portion thereof is appropriated or applied by Landlord for the payment of Rental, on account of the Promissory Note or any other sums due and payable to Landlord by Tenant hereunder, or for the payment or reimbursement of any cost or expense incurred by Landlord as a result of any default or failure of performance by Tenant hereunder, then Tenant, upon the demand of Landlord, forthwith shall remit to Landlord a sufficient Letter of Credit and/or good funds to restore the Security to the sum required to be deposited hereunder, the delivery of such Letter of Credit and/or good funds hereby deemed to be Additional Rental, and Tenant's failure to do so within five (5) days after the forwarding of such demand shall constitute a breach of this lease.

              (c) If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of the Promissory Note and this lease, including the delivery of the Premises to Landlord in accordance with the provisions hereof and compliance with all Environmental Acts, then the Security shall be returned to Tenant within thirty (30) days following the expiration of the Term hereof.

              (d) If Tenant shall exercise its Renewal Option hereunder, then upon the commencement of the First Renewal Term and the receipt of the Security required pursuant to the exercise thereof, Landlord shall return the Letter of Credit to Tenant.

              (e) Tenant shall not be entitled to any interest on the aforesaid deposit of Security or the proceeds thereof. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security except as permitted pursuant to the provisions of Paragraph 15 hereof, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

              (f) It is expressly understood and agreed that the exercise of any remedy by Landlord for any default on the part of Tenant shall not be deemed such a termination of this lease as to entitle Tenant to the recovery of the Security, and said Security shall be retained and remain in the possession of Landlord as hereinbefore stated.

              (g) In the event of a sale, leasing or assignment of Landlord's interest in this lease by Landlord, Landlord shall have the right to transfer the Security to the purchaser, lessee or assignee, shall furnish Tenant with notice thereof and thereupon shall be released by Tenant from all liability for the return of the Security, and Tenant agrees to look solely to the transferee for the application of the Security. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security to a new transferee.

              (h) Each Letter of Credit to be deposited hereunder shall be a clean, irrevocable Letter of Credit, shall be in the amount set forth herein, shall be issued by a bank and shall be in form and substance, satisfactory to Landlord, and shall provide, inter alia, the following:

                   (i) It shall be renewed in the agreed upon amount, automatically from year to year unless the issuing bank, not less than forty-five (45) days prior to its expiration, shall notify Landlord and Tenant in writing that the Letter of Credit shall not be renewed;

                   (ii) Landlord shall have the right to draw upon all or any part(s) of the Letter of Credit, immediately upon delivering a certification to the issuing bank setting forth that it is entitled to draw upon the Letter of Credit pursuant to the provisions of the Promissory Note, and/or this lease and setting forth the amount of the money sought to be received, which Letter of Credit may be drawn upon, to the extent necessary, to satisfy said request in full.

                   (iii) Landlord shall have the right to draw upon the entire Letter of Credit, whether or not Tenant shall be 4n default hereunder, within the last twenty (20) days of the thereof, upon delivering a certification to the issuing bank setting forth that the bank has elected not to renew the Letter of Credit and that Tenant has not provided Landlord with a substitute Letter of Credit in accordance with the provisions of this Agreement.

                   (i) Landlord shall retain the proceeds of the Letter of Credit received pursuant to the provisions of Paragraph 39(h)(iii) in accordance with the provisions hereof and shall return such proceeds to Tenant upon receipt of a new Letter of Credit in compliance herewith.

         40. Renewal Option.

              (a) Subject to the provisions set forth below, Tenant shall have the option to renew this lease for two (2) additional terms of five (5) years each (the "Renewal Term(s)"). The First Renewal Term shall commence upon the expiration of the original Term of this lease (the "Initial Term") and the Second Renewal Term shall commence on the expiration of the First Renewal Term. All of the terms, covenants and conditions of this lease shall govern the Renewal Terms, except as otherwise specifically set forth hereinafter or if inapplicable thereto.

              (b) The Fixed Rent during the initial Lease Year of the First Renewal Term shall be equal to the sum of: (i) the Fixed Rent for the last year of the Initial Term (hereinafter called the "Last Year Rent"); and (ii) the product of (x) the Last Year Rent and (y) fifty (50%) percent of the percentage increase in the Index (as hereinafter defined) between the Index for the month one (1) year immediately prior to the commencement of the Initial Term and the Index for the first month of the last Lease Year of the Initial Term.

              (c) The Fixed Rent during each Lease Year of the First Renewal Term and for each Lease Year of the Second Renewal Term shall be equal to the sum of (i) the Fixed Rent for the prior Lease Year; and (ii) the product of (x) the Fixed Rent for the prior Lease Year and (y) the percentage increase in the Index between the Index for the first month of the prior Lease Year and the Index for the first month of the then current Lease Year.

              (d) The term Index shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, New York-Northeastern New Jersey, All Items revised 1982-1984 equal 100, published by the Bureau of Labor Statistics, U.S. Department of Labor (herein referred to as the "Index"). If the Index (or a successor or substitute index) becomes unavailable, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Index shall be used in lieu of such Index. If the Index is not known as of the applicable month of calculation, Tenant shall pay a monthly Fixed Rent equal to that which was paid for the last month prior to the Lease Year in which a rent adjustment occurs until the Index is known and the necessary computation can be made by Landlord to determine the increase in the Fixed Rent, if any, at which time Tenant shall pay all arrearages based upon such increased Fixed Rent within ten
(10) days of Landlord's rendition to Tenant of its invoice for same.

              (e) Tenant's option to renew, as provided in subparagraph (a) above, shall be conditioned upon and subject to each of the following:

                   (i) Tenant shall notify Landlord in writing of its exercise of its option to renew at least nine (9) months prior to the expiration of the Initial Term or the First Renewal Term, whichever shall be applicable;

                   (ii) At the time Landlord receives Tenant's notice as provided in (i) above and at the date of commencement of the applicable Renewal Term, Tenant shall not be in default under the terms or provisions of this lease or have acted or failed to act in such manner as with the passage of time, would constitute a default hereunder;

                   (iii) Tenant shall have no further renewal option beyond the two (2) renewal options set forth herein;

                   (iv) This option to renew shall be deemed part of the lease and may not be assigned or transferred, other than as part of an assignment of this lease in accordance with the provisions of this lease;

                   (v) Landlord shall have no obligation to do any work or perform any services for the Renewal Term(s) with respect to the Premises, and Tenant agrees to accept same in its then "as is" condition; and

                   (vi) In no event shall the Fixed Rent during any Lease Year of any Renewal Term be less than the Fixed Rent for the immediately preceding Lease Year.

              (f) The Tenant shall deposit with Landlord as Security on or before the Commencement Date of the First Renewal Term, an amount equal to three
(3) months' Fixed Rent and on or before the commencement of each subsequent Lease Year shall deposit with Landlord, such additional monies as may be necessary so as to provide Landlord with Security equal to three (3) months', Fixed Rent.

         41. Easements, Rights to Lease Additional Space.

              (a) The parties acknowledge that a portion of the lands described on Exhibit "A" and a building located thereon presently are leased to Autocraft Body and Collision, Inc. ("Autocraft") pursuant to a certain lease agreement dated as of April 1, 1991 and terminating on March 31, 1996. ("Autocraft Premises"). Tenant shall not have any liability for any breach of an Environmental Act occurring on the Autocraft Premises and Landlord shall indemnify and save Tenant therefrom, unless such breach shall be due to the acts and/or conduct of Tenant, unless and until Tenant shall lease the Autocraft Premises.

              (b) It is agreed that Tenant and Autocraft, their employees, agents, guests and invitees shall have the right to travel on the lands leased to the other for purposes of ingress and egress. Landlord shall provide Tenant with a writing from Autocraft consenting to and accepting such rights and limitations.

              (c) Provided that Tenant shall not be in default hereunder at the time it exercises its option hereunder, or shall not have acted or failed to act in such manner as with the passage of time, would constitute a default hereunder, Tenant shall have the right to lease the Autocraft Premises upon expiration of the Autocraft lease, provided that it shall submit notice thereof to Landlord on or before July 1, 1995, after which time the right to lease the Autocraft premises pursuant hereto shall cease and terminate.

              (d) If Tenant exercises its right to lease the Autocraft Premises, said leasing shall take effect on April 1, 1996, at which time this lease shall be deemed amended to include as the Premises all of the Land and all of the improvements thereon, including the Autocraft Premises; and to provide that the Fixed Rent shall increase by Thirty-Six Thousand ($36,000.00) Dollars per Lease Year, payable at the rate of Three Thousand ($3,000.00) Dollars per month. In all other respects, this lease shall remain in full force and effect.

              (e) The right to lease the Autocraft Premises shall be deemed a part of this lease and may not be assigned or transferred, other than as part of an assignment of this lease in accordance with the provisions of this lease.

         42. Adjacent Excavation and Shoring. In the event that any excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, whether or not same shall be on lands owned or controlled by Landlord and/or Overlandlord, then and in any of such events, Tenant agrees to permit the person(s) causing or authorized to cause such excavation, the right to enter upon the Premises for the purposes of doing such work as shall be necessary to preserve and/or protect all or any portion of the Building and all persons in and around the Building from injury or damage and/or to support the Building, and Tenant hereby waives any and all rights to make any claim for damages, indemnity, cost and/or other expense against Landlord and/or Overland, or to make any claim for a diminution or abatement of Rental.

         43. Validity of Lease. The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. if any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, the same shall be deemed to be severable and shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

         44. Representations. Tenant represents that it is a corporation in good standing of the State of New York, that there are no judgments or suits pending against it, that it does not owe any taxes, that and are its President and Secretary respectively, and that they are empowered and authorized to enter into this lease for and on behalf of Tenant. Tenant agrees to deliver to Landlord simultaneously with the execution hereof, a certified copy of a resolution of its Board of Directors authorizing the execution of this lease.

         45. No Option. The submission of this lease for examination and/or signature does not constitute a reservation of, or option for, the Premises, and Tenant has hereunto affixed its signature with the understanding that this lease shall not become effective or in any way bind Landlord until such time as the same has been approved and executed by Landlord and a copy thereof delivered to Tenant.

         IN WITNESS WHEREOF, the parties hereto have hereunto caused these presents to be signed and sealed by duly authorized persons, the day and year first above written.

                                        MANLY CHEVROLET, INC.
                                        (Landlord)


                                        By  /s/ Paul Rosen
                                            ---------------------
                                            Paul Rosen, President


                                        COUNTY TOYOTA, INC. (Tenant)


                                        By  /s/ Joseph DiFeo
                                            -----------------------
                                            Joseph DiFeo, President

         The Overlandlord hereby agrees to be bound by the applicable provisions, terms, covenants and conditions of the above lease and acknowledges that the applicable provisions, terms, covenants and conditions of the above lease are for his benefit.

                                        ESTATE OF MANNIE ROSEN


                                        By  /s/ Paul Rosen
                                            --------------------
                                            Paul Rosen, Executor

                                   EXHIBIT "A"

                   Tax Map #392089120-G-30 and #392089120-G-31